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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Rydex Dynamic Funds' Registration Statement No. 333-84797 of our reports on the Rydex Series Funds dated May 22, 2000 appearing in Rydex Series Funds Annual Reports to Shareholders for the year ended March 31, 2000. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors and Custodian" in the Statement of Additional Information, all of which are part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
October 13, 2000